Exhibit 10.3
THIS DEED OF SETTLEMENT is made on 27 of June 2006
BETWEEN:
(1)	Russell John Carman of Bates Weston, The Mills, Canal Street, Derby, DE1 2RJ in his capacity as liquidator of TI and T2 (Mr Carman)
(2)	Transocean Equipment Manufacturing and Trading Limited (a company registered in England and Wales with company number 01611473 and incorporated on 4 February 1982 as a private company limited by shares under the Companies Acts 1948-1980, whose registered office is at The Mills, Canal Street, Derby, DE1 2RJ) (in liquidation) (T1)
(3)	Transocean Equipment Manufacturing and Trading Limited (a company registered in the Isle of Man with company number 056415C and incorporated on 21 November 1991 as a private company limited by shares under the Companies Act 1931-1986, whose registered office is at The Mills, Canal Street, Derby, DE1 2RJ) (in liquidation) (T2)
(4)	The Cronos Group SA (a company registered in Luxembourg with company number RCS LUX B27.489) whose registered office is at 5, Rue Guillaume Kroll, L-182 Luxembourg (Cronos SA)
(5)	Cronos Containers NV (a company registered in the Netherlands Antilles under number 38313 and incorporated on 20 July 1983 as a private company limited by shares under the law of the Netherlands Antilles) whose registered office is at Carawaraweg 88, Curaçao, Netherlands Antilles (Cronos NV)
(6)	Cronos Containers (Cayman) Limited (a company registered in the Cayman Islands under number CR-81470 and incorporated on May 5, 1998 as a private company limited by shares under the laws of the Cayman Islands) whose registered office is at Queensgate Bank and Trust Company Limited, PO Box 30464 SMB, Queensgate House, South Church Street, George Town, Grand Cayman, Cayman Islands (Cronos Cayman)
together the Parties
WHEREAS:
(A)	Mr Carman has issued proceedings on 13 December 2004 and 2 November 2005, in his capacity as liquidator of T1 and T2, against Cronos SA, Cronos NV and Cronos Cayman for relief pursuant to section 213 of the Insolvency Act 1986.

(B)	Mr Carman has threatened other proceedings against the Cronos Entities.

(C)	Cronos NV has taken assignments of 100% of the known claims in the liquidations of T1 and T2.

(D)	The Parties intend to effect a full and final settlement of all Claims that any one or more of them may have against any one or more of the others by this Agreement without admission of any liability or fault.

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Exhibit 10.3
IT IS HEREBY AGREED AS FOLLOWS:
1	DEFINITIONS
1.1 In this Agreement, unless the context otherwise requires, the following expressions have the following meanings:
Action: means any demand, complaint, claim or counterclaim, action, suit or proceeding, including contribution or indemnification proceedings (whether intimated, actual, prospective or contingent) which Mr Carman, T1 and T2 or any one or more of them have, may have or have had in respect of any monies, damages, losses, liabilities, interest, costs or professional fees or otherwise, of whatsoever nature and whensoever, wheresoever and howsoever arising, directly or indirectly, whether or not known and whether or not existing in law as at the date of this Agreement, against MKB.
Agreement: means this Deed of Settlement.
Claims: means (A) any demand, complaint, claim or counterclaim, action, suit or proceeding, including contribution or indemnification proceedings, (whether intimated, actual, prospective or contingent) which Mr Carman, T1 and T2 or any one or more of them have, may have or have had or, but for the execution of this Agreement, could or might have, in respect of any monies, damages, losses, liabilities, interest, costs or professional fees or otherwise, of whatsoever nature and whensoever, wheresoever and howsoever arising, directly or indirectly, whether or not known and whether or not existing in law as at the date of this Agreement, against any, or all of the Cronos Entities.
and also means (B) any demand, complaint, claim or counterclaim, action, suit or proceeding, including contribution or indemnification proceedings (whether intimated, actual, prospective or contingent) which any or all of the Cronos Entities have, may have or have had or, but for the execution of this Agreement, could or might have, in respect of any monies, damages, losses, liabilities, interest, costs or professional fees or otherwise, of whatsoever nature and whensoever, wheresoever and howsoever arising, directly or indirectly, whether or not known and whether or not existing in law as at the date of this Agreement (including for the avoidance of doubt any claim, or entitlement to apply to the Court, under the Insolvency Act 1986 or Insolvency Rules 1986 and whether for substantive relief or for directions or otherwise and whether in the capacity of a creditor or creditors, or assignee or assignee of such creditor(s), in the T1 and/or T2 liquidations or otherwise), against Mr Carman, T1 or T2 arising out of or in connection with the liquidations of or businesses of T1 or T2.
Costs Orders: means orders of the High Court which provide that the Cronos Entities should pay Mr Carman certain of his costs of the s213 proceedings to date, including the Orders of Mr Justice Lindsay dated 17 June 2006, Mr Justice Evans Lombe dated 19 July 2005 and 20 January 2006, Mr Justice Warren dated 24 May 2006 and Mr Justice Patten dated 12 June 2006.
Exhibit 10.3
Cronos Entities: means Cronos SA, Cronos Cayman, Cronos NV and includes all their directors, former directors, employees and former employees and their agents, former agents, advisers and former advisers, and any subsidiary or affiliated.

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Exhibit 10.3
companies (save, for the purposes of Clause 6.6 only, Dr Stefan Palatin and Mrs Margit Palatin).
MKB: means MKB Bank NYRT, a bank registered in Hungary.
s127 Proceedings: means the proceedings issued by Mr Carman, in his capacity as liquidator of T1 and T2, against MKB for relief pursuant to section 127 of the Insolvency Act 1986 on 13 July 2004 (claim numbers 19 of 2004 and 46 of 2003).
s213 Proceedings: means the proceedings issued by Mr Carman, in his capacity as liquidator of T1 and T2, against Cronos SA, Cronos NV and Cronos Cayman for relief pursuant to section 213 of the Insolvency Act 1986 on 13 December 2004 and 2 November 2005 (claim numbers 4731 and 4732 of 2004).
1.2 In the interpretation of this Agreement, unless the context otherwise requires:
(a)	headings are for reference only and do not affect the interpretation of this Agreement;

(b)	references to ‘Clauses’ are to clauses of this Agreement; and

(c)	the singular shall include the plural and vice versa.
2 CONDITION PRECEDENT
2.1 Clauses 3 to 7 of this Agreement are subject to both:
(a)	MKB providing written confirmation to Cronos SA, Cronos NV and Cronos Cayman that the guarantee (reference 04GI486977) provided to MKB by Fortis Bank Nederland NV on 21 March 2006 in the amount of $435,000 inclusive of interest and costs is released. The Cronos Entities will use their reasonable commercial endeavours to obtain such confirmation, and will notify Mr. Carman’s solicitors forthwith upon receipt thereof.

(b)	MKB countersigning (by way of agreement) a consent order signed by Mr. Carman in the form set out in the terms attached hereto marked Schedule 1 (the effect of which is that Mr. Carman and MKB will consent to the dismissal of the s127 Proceedings with no order as to costs, conditional upon MKB having provided written confirmation to Cronos SA, Cronos NV and Cronos Cayman as aforesaid). Mr. Carman will use his reasonable commercial endeavours to obtain MKB’s signature to such a consent order, and will notify the solicitors for Cronos SA, Cronos NV and Cronos Cayman forthwith upon receipt thereof.

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Exhibit 10.3
3 PAYMENT
3.1	The Cronos Entities will pay Mr Carman’s solicitors Geldards LLP the sum of £225,000 without deduction or set-off within 14 days of Mr. Carman serving and filing due notice discontinuing the s213 Proceedings.

3.2	Mr Carman will not take any steps to pursue recovery of any outstanding amounts under any Costs Orders.

3.3	The Cronos Entities will not take any steps to pursue recovery of any costs arising in the s213 Proceedings.
4 RELEASE
4.1	The payment set out in Clause 3.1 and the provisions of Clause 3.2 are in full and final settlement of any and all Claims (save for the claim identified in Clause 6.6). Mr Carman, T1 and T2 and each of them and the Cronos Entities accordingly each agree that upon the payment set out in Clause 3.1 being made, all such Claims shall thereby be released, waived and abandoned absolutely.

4.2	The Parties shall take all necessary steps to discontinue the s213 Proceedings and Mr Carman shall take all necessary steps to procure the dismissal with no order as to costs of the s127 proceedings respectively as soon as possible following execution of this Agreement. For the avoidance of doubt, it is agreed that each of the Parties shall bear their own costs of the s213 Proceedings.
5 FURTHER CONDUCT OF THE LIQUIDATION
5.1	Mr. Carman will not pursue any claim or claims of any kind that he has or may have or that exist or may exist, now or in the future, in the liquidations of, or as liquidator of T1 or T2 against any third party save as expressly set out in this Agreement. Cronos NV agrees that it will not require Mr. Carman to pursue any such claims, and waives any right that they have, but for the execution of this Agreement, to compel or direct him to do so.

5.2	Mr Carman will, on execution of this Agreement, take all necessary steps to pursue the orderly and prompt closure of the liquidations of T1 and T2.

5.3	Cronos NV and any successor and assigns agree that they do not require Mr. Carman to apply for the Court’s sanction of this Agreement and acknowledge that there is in the circumstances no need for him to do so and expressly waive any claim they may have arising from or in connection with his failure to do so.

5.4	None of the Cronos Entities will oppose, by any means whatsoever, Mr. Carman’s release in due course as liquidator of T1 and T2.

5.5	Mr Carman, T1 and T2 agree that if requested in writing by Denton Wilde Sapte on behalf of the Cronos Entities they will (so far as it is within their power or powers so to do) assign the Action and/or the fruits of the Action to the Cronos Entities.
6 COVENANT NOT TO SUE

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Exhibit 10.3
6.1	Mr Carman and T1 and T2 each covenant in favour of the Cronos Entities that they will not take any step or proceeding to make or assert any Claim (save for the purpose of giving effect to this Agreement and save also for the purpose of pursuing the claim referred to in Clause 6.6).

6.2	The Cronos Entities each covenant in favour of Mr Carman and T1 and T2 that they will not take any step or proceeding to make or assert any Claim (save for the purpose of giving effect to this Agreement).

6.3	Mr Carman and T1 and T2 each covenant in favour of the Cronos Entities that they will not take any step or proceeding to make or assert any demand, complaint, claim or counterclaim, action, suit or proceeding, including contribution or indemnification proceedings (whether intimated, actual, prospective or contingent) which Mr Carman, T1 and T2 or any one or more of them have, may have or have had in respect of any monies, damages, losses, liabilities, interest, costs or professional fees or otherwise, of whatsoever nature and whensoever, wheresoever and howsoever arising, directly or indirectly, whether or not known and whether or not existing in law as at the date of this Agreement, against MKB.

6.4	The Cronos Entities and any successor and assigns each covenant that they will not take any step or proceeding to make or assert any demand, complaint, claim or counterclaim, action, suit or proceeding, including contribution or indemnification proceedings (whether intimated, actual, prospective or contingent) which any one or more of them have, may have or have had in respect of any monies, damages, losses, liabilities, interest, costs or professional fees or otherwise, arising out of the Action, against MKB.

6.5	In the event that (notwithstanding the foregoing paragraphs of this clause) any such Claim or claim is made, then the Party in breach of the foregoing paragraphs shall indemnify such of the other Parties as may be affected thereby against all costs expenses and liabilities whatsoever occasioned by such Party as a result.

6.6	Nothing in this Agreement shall preclude Mr Carman, T1 and/or T2 from continuing with the CPR Part 8 order for sale proceedings issued on 13 September 2005 (Claim No. HC 05 C 02476) in relation to charged securities held by Dr Stefan Palatin and Mrs Margit Palatin by way of enforcement of judgments already obtained against each of them.
7 NON-ADMISSION OF LIABILITY
It is expressly agreed and acknowledged by the Parties and each of them that the execution and performance of this Agreement is not, and is not to be construed as, any admission whatsoever of any Claim against or liability of the Parties in connection with any such Claim or at all, and further that the payment set out in Clause 3.1 and the acceptance thereof by Mr. Carman and the provisions of Clause 3.2 are made purely for commercial reasons.
8 CONFIDENTIALITY
8.1	The Parties and each of them agree to keep confidential the existence and terms of this Agreement save that (for the avoidance of doubt) the Parties and their legal advisers

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Exhibit 10.3
may make such disclosure by compulsion of law or regulation, or to any of their respective lawyers, auditors or insurers, or in order to secure compliance with this Agreement in the event of breach by any Party.

8.2	If any Party shall be entitled to disclose the existence or terms of this Agreement and in fact makes such disclosure, that Party shall use reasonable commercial endeavours to impose upon the third party concerned a duty of confidentiality equivalent to that contained in this Agreement.
9 SUCCESSORS IN TITLE
This Agreement shall be binding upon and inure to the benefit of the successors in title and assigns of each of the Parties.
10 GOVERNING LAW AND JURISDICTION
10.1	This Agreement shall be governed by and construed in accordance with English law.

10.2	The Parties and each of them shall submit to the non-exclusive jurisdiction of the English Courts for the purpose of any action to enforce the terms of this Agreement.
11 THIRD PARTY RIGHTS
A person who is not a Party to this Agreement has no rights under the Contracts (Right of Third Parties) Act 1999 (“the Act”) to enforce any term of this Agreement but this does not affect any rights or remedy of a third party which exists or is available other than under the Act.
12 COUNTERPARTS
This Agreement may be executed in counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.
13 COSTS
Each of the Parties shall pay its own costs in relation to the negotiation, agreement and completion of this Agreement and in relation to any legal documentation arising out of this Agreement.
14 BREACH
The Parties and each of them acknowledge that damages would not be an adequate remedy for any breach of the terms of this Agreement and that the remedies of injunction, specific performance or other equitable relief will be available in the event of any actual or threatened breach of the terms of this Agreement.
15 ASSIGNMENT
15.1	The Parties and each of them warrant that they have not sold, assigned, transferred or otherwise disposed of any Claims, or any rights which may give rise to Claims, against any of the other Parties.

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Exhibit 10.3
15.2	None of the Parties shall assign or transfer any of the rights or obligations under this Agreement without the prior written consent of the other Parties (such consent not to be unreasonably withheld).
16 ENTIRE AGREEMENT
This Agreement shall constitute the entire agreement between the Parties in relation to the subject matter hereof and all other terms are expressly excluded. The Parties acknowledge that in entering into this Agreement they are not relying upon any statement or representation made by or on behalf of any other Party, whether or not in writing, at any time prior to the execution of this Agreement, which is not expressly set out in this Agreement.

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Exhibit 10.3
Executed as a deed and delivered on the date appearing at the beginning of this Deed.

Executed as a deed by Russell John	)	/s/ RUSSELL JOHN CARMAN
Carman in the presence of:	)

Signature of witness:	/s/ A A ALBUTT

Name of witness:	A A ALBUTT

Address:	6 HAMILTON CLOSE

MICKLEOVER

DERBY DE3 9LZ

Executed as a deed by Transocean	)	/s/ RUSSELL JOHN CARMAN
Equipment Manufacturing and	)
Trading Limited (a company	)
registered in England and Wales))
(in liquidation) acting by Russell	)
John Carman its liquidator under the	)
powers conferred on him by Schedule	)
4 to the Insolvency Act 1986)

/s/ A A ALBUTT

Executed as a deed by Transocean	)	/s/ RUSSELL JOHN CARMAN
Equipment Manufacturing and	)
Trading Limited (a company	)
registered in the Isle of Man))
(in liquidation) acting by Russell	)
John Carman its liquidator under the	)
powers conferred on him by Schedule	)
4 to the Insolvency Act 1986)

/s/ A A ALBUTT

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Exhibit 10.3

Executed as a deed by The Cronos Group SA	)	/s/ DENNIS J. TIETZ
and signed by its Chairman and Chief Executive	)
Officer, being a person who in accordance	)
with the law of Luxembourg is acting	)
under the authority of the company, in	)
the presence of:	)

Signature of witness:	/s/ ELINOR WEXLER

Name of witness:	Elinor Wexler

Address:	c/o Cronos Capital Corp

1 Front St., 925

San Francisco, CA 94111

Executed as a deed by Cronos Containers NV	)	/s/ DENNIS J. TIETZ
and signed by a director of the company,	)
being a person who in accordance	)
with the law of the Netherlands Antilles is	)
acting under the authority of the company,	)
in the presence of:

Signature of witness:	/s/ ELINOR WEXLER

Name of witness:	Elinor Wexler

Address:	c/o Cronos Capital Corp

1 Front St., 925

San Francisco, CA 94111

Executed as a deed by Cronos Containers	)	/s/ DENNIS J. TIETZ
(Cayman) Limited and signed by a director	)
of the company, being a person who in	)
accordance with the law of the Cayman Islands	)
is acting under the authority of the company,	)
in the presence of	)

Signature of witness:	/s/ ELINOR WEXLER

Name of witness:	Elinor Wexler

Address:	c/o Cronos Capital Corp

1 Front St., 925

San Francisco, CA 94111

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